Consent of Independent Certified Public Accounants

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File
No. 333-20683, 333-18543, 333-18557, and 33-60113.

/s/Arthur Andersen, LLP
Atlanta, Georgia
March 24, 1997